UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2017

EMERGENT BIOSOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

BARDA Procurement Contract for BioThrax

On March 16, 2017, Emergent Biodefense Operations Lansing LLC, a wholly-owned subsidiary of Emergent BioSolutions Inc., entered into a contract with the Biomedical Advanced Research and Development Authority (BARDA), a division within the Office of the Assistant Secretary of Preparedness and Response, valued at $100 million for the delivery of BioThrax® (Anthrax Vaccine Adsorbed) to the Strategic National Stockpile over a two-year period of performance.

The contract contains a number of terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract at any time for its convenience for any reason or no reason, to order the company to suspend all or any part of the work under the contract at the government's discretion or to audit and object to any contract-related costs on the grounds that they are not allowable under the Federal Acquisition Regulation and require the company to reimburse all such costs.

The foregoing summary of the contract does not purport to be complete and is qualified in its entirety by reference to the actual contract, a copy of which will be filed as an exhibit to the company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017.

Amendment to BARDA Contract for Advanced Development and Delivery of NuThrax

On March 16, 2017, Emergent Product Development Gaithersburg Inc., a wholly-owned subsidiary of Emergent BioSolutions Inc., entered into a modification to its previously disclosed multi-year contract with BARDA for the advanced development and delivery of NuThraxTM (anthrax vaccine adsorbed with CPG 7909 adjuvant). The modification increases the number of doses of NuThrax to be delivered under the base period from two million to three million doses with a commensurate reduction in dose price for the initial deliveries. The modification also reduces the purchase price for doses to be procured during the option period by $100 million thereby reducing the total contract value to be up to $1.5 billion, from the previously disclosed $1.6 billion.

The foregoing summary of the modification does not purport to be complete and is qualified in its entirety by reference to the actual modification, a copy of which will be filed as an exhibit to the company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99	Press Release dated March 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ ROBERT G. KRAMER Robert G. Kramer Executive Vice President and Chief Financial Officer